UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13th, 2017

Textmunication Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1940 Contra Costa Blvd. Pleasant Hill, CA	94523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 925-777-2111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On November 13, 2017, we entered into an Advisory and Revenue Share Agreement (“Agreement”) with Market Awareness Group LLC. The relationship between Market Awareness Group LLC and Textmunication Holdings, Inc. (“Textmunication”) includes a technology partnership, investment advisory services and revenue share program on the sale of Textmunication’s SMS solution.

Market Awareness Group LLC is an intellectual property management company based in Las Vegas, Nevada with operations in Makati, Philippines and Alicante, Spain. They license unique intellectual property assets to companies in various industries such as advertising, gaming, travel, hospitality, sports, and entertainment – and operate on a global basis in key digital markets around the world.

The agreement also calls for the opening of domestic and international SMS opportunities through Market Awareness Group LLC’s connections in mixed reality, distributed ledger technology and artificial intelligence.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Textmunication Holdings.

/s/ Wais Asefi
Wais Asefi
Chief Executive Officer
Date: November 14, 2017